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                             NEUMAN & DRENNEN, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET
                            BOULDER, COLORADO 80302
                           Telephone: (303) 449-2100
                           Facsimile: (303) 449-1045


                               October 18, 1999





Cell Robotics International, Inc.
2715 Broadbent Parkway, N.E.
Albuquerque, New Mexico  87107

     Re:  S.E.C. Registration Statement on Form SB-2

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Cell Robotics International, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 481,250 shares of its Common Stock, $.004 par value, and up to 148,750 Common Stock Warrants, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,



                              Clifford L. Neuman

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